Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 15, 2025, by and among Liberty Media Corporation, a Delaware corporation (the “Original Issuer”), Liberty Live Holdings, Inc., a Nevada corporation (the “Successor”), as a Qualified Successor Entity, and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Original Issuer and the Trustee entered into an Indenture, dated as of September 14, 2023 (as amended by that certain First Supplemental Indenture, dated as of December 5, 2025, the “Indenture”), providing for the issuance of the Original Issuer’s 2.375% Exchangeable Senior Debentures due 2053 (the “Debentures”);

WHEREAS, on December 5, 2025, at a special meeting of stockholders of the Original Issuer, the Original Issuer received the requisite vote of its stockholders to, among other things, redeem (the “Split-Off”) each outstanding share of the Original Issuer’s Liberty Live Common Stock in exchange for shares of common stock of the Successor (“Successor Common Stock”);

WHEREAS, following the Split-Off, the Successor will be a “Qualified Successor Entity” under the Indenture;

WHEREAS, the Split-Off constitutes a “Permitted Transaction” under the Indenture;

WHEREAS, Section 9.01(b) of the Indenture permits the Original Issuer to transfer and assign its rights and liabilities as obligor and maker of the Debentures and its obligations under the Indenture to the Successor as a Qualified Successor Entity in connection with a Permitted Transaction (the “Permitted Transfer”);

WHEREAS, Section 8.01(d) permits the Original Issuer to amend the Indenture without the consent of Holders to provide for the assumption by a Qualified Successor Entity of the obligations of the Original Issuer pursuant to Article IX;

WHEREAS, Sections 9.01(b) and 9.02(b) of the Indenture require, and each of the Original Issuer and the Successor desire for, the Permitted Transfer to be effected pursuant to this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Original Issuer and the Successor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Original Issuer, the Successor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.	Effectiveness. Once executed by the parties hereto, the terms of this Supplemental Indenture shall become effective, without further action on the part of the Original Issuer, the Successor, the Trustee or any Holder.
3.	Assumption of Obligations and Release of Original Issuer. Pursuant to Sections 8.01(d), 9.01(b) and 9.02(b) of the Indenture, (x) the Original Issuer hereby elects to transfer and assign its rights and liabilities as obligor and maker of the Debentures and its obligations under the Indenture to the Successor and the Successor hereby expressly assumes all of the same of the Original Issuer under the Indenture and the Debentures, including, but not limited to the due and punctual payment of the principal of, accrued and unpaid interest on and any unpaid Additional Distributions with respect to all of the Debentures and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Original Issuer as if the Successor had been named in the Indenture as the “Company” in the first paragraph of the Indenture and (y) the Original Issuer shall be forever released from its liabilities as obligor and maker of the Debentures and from its obligations under the Indenture.
4.	Amendments to the Indenture.
(a)For all purposes of the Indenture and the Debentures, the following definitions in Section 1.01 of the Indenture are amended and restated to read in full as follows:

“Company” means Liberty Live Holdings, Inc., a Nevada corporation, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor.

“Offering Memorandum” means the final offering memorandum of Liberty Media Corporation dated September 6, 2023, related to the offering and sale of the Debentures.

“Purchase Agreement” means the Purchase Agreement, dated September 6, 2023, among Liberty Media Corporation and the Initial Purchasers relating to the offer and sale of the Debentures.

(b)For all purposes of the Indenture and the Debentures, Section 1.01 of the Indenture is amended by adding the following defined term in appropriate alphabetical order:

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of December 15, 2025, by and among the Company, Liberty Media Corporation and the Trustee.

(c)Section 13.05 of the Indenture is hereby amended by deleting the clause “using the comparable yield set forth in Exhibit A to this Indenture compounded quarterly and the projected payment schedule set forth in Exhibit A to this Indenture” in the first paragraph thereof and replacing such clause with the following:

“using (a) for taxable periods (or portions thereof) prior to the effectiveness of the Second Supplemental Indenture, the comparable yield set forth in Exhibit A to this Indenture compounded quarterly and the projected payment schedule set forth in Exhibit A to this Indenture, and (b) for taxable periods (or portions thereof) beginning at or after the effectiveness of the Second Supplemental Indenture, the Company’s determination of the comparable yield and projected schedule”.

(d)Exhibit A of the Indenture is hereby amended to include the following as new paragraphs at the beginning thereof:

“THE FOLLOWING PARAGRAPH APPLIES TO A DEBENTURE ONLY FOR TAXABLE PERIODS (OR PORTIONS THEREOF) BEGINNING AT OR AFTER THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS DEBENTURE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, A HOLDER MAY OBTAIN THE INFORMATION REQUIRED TO BE PROVIDED FOR THIS DEBENTURE UNDER U.S. TREAS. REG. SEC. 1.1275-3 (INCLUDING THIS DEBENTURE’S ISSUE PRICE, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE) BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 12300 LIBERTY BLVD., ENGLEWOOD, CO 80112 ATTENTION: JOHN T. KEARNS III.  SUCH INFORMATION WILL ALSO BE AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.LIBERTYLIVEHOLDINGS.COM.

THE FOLLOWING PARAGRAPH APPLIES TO A DEBENTURE ONLY FOR TAXABLE PERIODS (OR PORTIONS THEREOF) PRIOR TO THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE.”

(e)Exhibit A of the Indenture is hereby further amended to include, immediately after the phrase “AS A DEBT INSTRUMENT”, the following:

“FOR TAXABLE PERIODS (OR PORTIONS THEREOF) PRIOR TO THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE AND AS A DEBT INSTRUMENT FOR TAXABLE PERIODS (OR PORTIONS THEREOF) BEGINNING AT OR AFTER THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE, IN EACH CASE”.

(f)Exhibit A of the Indenture is hereby further amended by deleting the clause “THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS DEBENTURE” and replacing such clause with the following:

“(I) FOR TAXABLE PERIODS (OR PORTIONS THEREOF) PRIOR TO THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE, THE DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” SET FORTH ABOVE, AND (II) FOR TAXABLE PERIODS (OR PORTIONS THEREOF) BEGINNING AT OR AFTER THE EFFECTIVENESS OF THE SECOND SUPPLEMENTAL INDENTURE, THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS DEBENTURE”.

5.	Debentures. The Debentures are hereby amended to the extent necessary to be consistent with the amendments to the Indenture effected by this Supplemental Indenture. The parties hereto hereby agree that the Original Issuer and the Successor shall not be required under Section 8.04 of the Indenture to issue a new Global Debenture reflecting the terms amended in accordance with this Supplemental Indenture. The parties further agree that any Debentures issued after the date of this Supplemental Indenture shall reflect the terms of the Indenture as amended by this Supplemental Indenture and any subsequent amendments or supplemental indentures.
6.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.
7.	Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and/or any related document, instrument or certificate and of signature pages hereof and thereto by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture and/or any related document, instrument or certificate as to the parties hereto and thereto and may be used in lieu of the original hereof and thereof for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
8.	Effect of Headings. The section headings of this Supplemental Indenture have been inserted for the convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
9.	Successors. All the agreements of the Company, the Successor and Trustee contained in this Supplemental Indenture shall bind each of their successors and assigns whether so expressed or not.

10.	Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
11.	Waiver of Jury Trial. EACH OF THE ORIGINAL ISSUER, THE SUCCESSOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE DEBENTURES OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LIBERTY MEDIA CORPORATION, as Original Issuer

By: /s/ Ben Oren

Name: Ben Oren

Title: Executive Vice President and Treasurer

LIBERTY LIVE HOLDINGS, INC., as Successor

By: /s/ Jessica Moore

Name: Jessica Moore

Title: Vice President and Assistant Treasurer

Signature Page to Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By /s/ Christopher J. Grell

Name: Christopher J. Grell

Title:Vice President

Signature Page to Supplemental Indenture